UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement

Binding Term Sheet

On September 3, 2004, Chiron Corporation (“Chiron”) entered into a term sheet with F. Hoffman-La Roche Ltd. and Roche Molecular Systems, Inc. (collectively, “Roche”) in connection with settlement of arbitration proceedings initiated by Chiron in November, 2003.  In the arbitration, Chiron claimed that Roche owed certain license fees and ongoing royalties to Chiron under two agreements between the parties  — the October 10, 2000 HIV Probe License Agreement and the January 1, 2001 HIV Blood Screening Agreement (the “License Agreements”).  Chiron’s claim was based on its allegation that certain Roche nucleic acid tests in the clinical diagnostics and blood screening fields were covered by Chiron’s U.S. Patent No. 6,531,276 (the “‘276 Patent”).  The ‘276 Patent is addressed to Methods For Detecting Human Immunodeficiency Virus Nucleic Acid.  Roche disputed Chiron’s claim on a variety of grounds including non-infringement and invalidity.  The term sheet became legally binding on the parties upon its approval by Chiron’s Board of Directors on September 9, 2004.

Under the term sheet, Roche agreed that Chiron’s ‘276 patent is valid and enforceable and that Roche’s sale in the United States of certain Roche products would, in the absence of a license under the License Agreements, infringe such patent.  Chiron will retain all license fees and royalties already paid to it by Roche, Roche will pay Chiron royalties at adjusted rates for the remainder of 2004 for sales in North America, and Chiron will receive a total of $78 million in lieu of royalties for sales in North America for the rest of the term of Chiron’s applicable patents.  The payment represents $52 million attributable to Roche’s clinical diagnostics products and $26 million attributable to Roche’s blood screening products.  Roche may elect under the term sheet to obtain a partial refund and revert to paying royalties on the sales of its products in North America.  The amount of such potential refund (initially $64 million) and the royalty rate that would be applicable (between 19% and 11%) depend on when any such election is made.  The refund available and the applicable royalty rate each decrease in equal quarterly increments over the eight quarters of 2005 and 2006.  As such, Chiron expects to recognize $64 million of the payment as revenue over those eight quarters.  The remaining $14 million is nonrefundable and will be recognized as revenue in the third quarter of 2004.

At the same time the term sheet was entered into, Chiron also released certain claims Chiron had against Roche related to a sale of assets to Roche in 1991 in return for a separate payment.  Additionally, Chiron took a royalty-bearing license under certain Roche patents related to polymerase chain reaction for certain potential products.  Finally, Chiron also obtained an option to obtain another royalty-bearing license under patents of Idaho Technologies in the same area that have been exclusively licensed to Roche Diagnostics GmbH.

Chiron’s press release announcing this event is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Previous Material Relationships

In October 2000, we entered into three license agreements with F. Hoffmann-LaRoche Limited related to the settlement of litigation in the U.S. and certain other countries for use of our hepatitis C virus and HIV nucleic acid testing intellectual property.

Two agreements relate to in vitro diagnostic products.  Under the hepatitis C virus agreement, we received $85.0 million, of which we recognized $40.0 million in the fourth quarter 2000. We deferred the remaining $45.0 million, which becomes nonrefundable through 2005. In the first quarter 2001, we began recognizing portions of the $45.0 million based upon the greater of (i) the scheduled quarterly minimum non-refundable amount or (ii) the actual earned credits as royalties on future sales related to F. Hoffmann-LaRoche’s use of our hepatitis C virus patent in its in vitro diagnostic products. The agreement also provides for royalties on future sales related to F. Hoffmann-LaRoche’s use of our hepatitis C virus patent in its in vitro diagnostic products, which commenced in the first quarter 2001.  Under the HIV agreement, we received $10.0 million in the fourth quarter 2000, which we deferred, and received $10.0 million in the first quarter 2001. These amounts included a refundable license fee and royalties for past sales related to F. Hoffmann-LaRoche’s use of our HIV related patent in its in vitro diagnostic products in Europe. These amounts became nonrefundable in January 2001 when the European Patent Office Board of Technical Appeals upheld our HIV related patent. As a result, we recognized the entire $20.0 million as revenue in the first quarter 2001. The agreement also provides for royalties on future sales related to F. Hoffmann-LaRoche’s use of our HIV related patent in its in vitro diagnostic products, which also commenced in the first quarter 2001 when the European Patent Office Board of Technical Appeals upheld our HIV related patent.

The third agreement for blood screening was superseded in May 2001 by two new agreements, one for each of hepatitis C virus and HIV.  Revenues under these agreements were $61.8 million, $48.5 million and $18.1 million in 2003, 2002 and 2001, respectively. Under these new agreements, royalties continue through the lives of the hepatitis C virus and HIV-related patents covering F. Hoffmann-La Roche’s nucleic acid testing products.

Under these agreements, such royalties will continue through the lives of the hepatitis C virus and HIV-related patents covering F. Hoffmann-La Roche’s nucleic acid testing products. Currently, the applicable issued hepatitis C virus-related patents expire in 2015 for the U.S. and in 2010 for Europe. Currently, the applicable issued HIV-related patent in Europe expires in 2005. An HIV-related patent directed to nucleic acid testing methods for HIV-1 was issued in the U.S. on March 13, 2003. This patent will expire seventeen years from the date of issuance. The issuance of the patent triggered a milestone payment to Chiron of $10.0 million from F. Hoffmann-La Roche, which was received in April 2003.  We have deferred recognition of this $10.0 million milestone payment and interest in connection with the arbitration proceedings referred to above.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release dated September 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: September 10, 2004	By:	/s/William G. Green
William G. Green
Sr. Vice President, Special Counsel and Secretary